UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2019

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 23, 2019, DirectView Holdings, Inc., a Nevada corporation (the “Company”), through its wholly owned subsidiary Virtual Surveillance, LLC, entered into an Office Lease Agreement (the “Lease”). The Lease is for a term of one hundred twenty-four months (the “Term”) for 7,873 square feet of Net Rentable Area (as defined in the Lease) in Allen, Texas beginning September 1, 2019 and ending December 31, 2029. Monthly lease payments amount to $0.00 per month for months 1 through 4 of the Term, $9,185 per month for months 5 through 16 of the Term, $9,841 per month for months 17 through 28 of the Term, $10,825 per month for months 29 through 52 of the Term, $11,153 per month for months 53 through 76 of the Term, $11,481 per month for months 77 through 100 of the Term, $11,810 per month for months 101 through 124 of the Term, for a total of approximately $1,314,768 to be paid over the course of the Term.

The Lease contains customary events of default, representations, warranties and covenants.

The foregoing summary of the Lease does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On May 29, 2019, the Company issued a press release disclosing information relating the Lease. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Office Lease Agreement by and between Virtual Surveillance, LLC and GreenTech One, L.P.
99.1	Press Release dated May 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Date: May 29, 2019	/s/ Roger Ralston
	Name:	Roger Ralston
	Title:	Chief Executive Officer